Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Limited Voting Shares (1)	457(c)	60,000,000 (2)	$39.17 (1)	$2,350,200,000 (1)	$147.60 per $1,000,000	$346,890

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities					—	—		—

	Total Offering Amounts					$2,350,200,000		$346,890

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$346,890

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low prices of the class A limited voting shares of the Registrant (the “Brookfield Class A Shares”) on the New York Stock Exchange on January 11, 2024, of $39.85 and $38.48.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or similar transaction.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A Limited Voting Shares (3)	43,385,526 (4) (5)	$1,464,261,502.5	Form F-3	333-274061	October 20, 2023

(3) No registration fee is payable in connection with the 43,385,526 Brookfield Class A Shares that were previously registered under the Registrant’s registration statement on Form F-3 (File No. 333-274061), which was declared effective by the Securities and Exchange Commission on October 20, 2023 (the “Prior Registration Statement”), 9,285,952 of which were previously registered on the Registrant’s registration statement on Form F-3 (File No. 333-255310) and carried forward to the Prior Registration Statement pursuant to Rule 415(a)(6), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 60,000,000 Brookfield Class A Shares that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $2,350,200,000.

(4) 43,385,526 Brookfield Class A Shares registered under the Prior Registration Statement that remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act (such Prior Registration Statement, as amended by this registration statement, the “Combined Registration Statement”). The amount of securities previously registered under the Prior Registration Statement that were offered and sold before the effective date of this registration statement are not included in the prospectus for the Combined Registration Statement.

(5) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or similar transaction.

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